                                    AGREEMENT


     THIS AGREEMENT ("Agreement") is entered into by and between [name] ("Executive") and Ticketmaster Online-CitySearch, Inc., a Delaware corporation (the "Company"), and is effective December 31, 1999 (the "Effective Date").

     WHEREAS, the Company and the Company's ultimate parent company, USA Networks, Inc. ("USA") have provided the Executive with stock based incentives with regard to Executive's efforts while employed by the Company and desires to establish an arrangement for Executive to provide consulting services to the Company and to USA after Executive separates from the Company for any reason (except death) on the terms and conditions hereinafter set forth, and Executive has accepted such stock based incentives and is willing to accept such consulting agreements on such terms and conditions.

     NOW, THEREFORE, in consideration of the mutual agreements hereinafter set forth, and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged by both parties, Executive and the Company have agreed and do hereby agree as follows:

1. TERM OF AGREEMENT. The term ("Term") of this Agreement shall commence on the Effective Date and shall expire on the second anniversary of the separation of Executive from his employment with the Company for any reason.

2. CONFIDENTIAL INFORMATION. Executive acknowledges that while employed by the Company Executive will occupy a position of trust and confidence. Executive shall not, except as may be required to perform Executive's duties hereunder or as required by applicable law, without limitation in time or until such information shall have become public other than by Executive's unauthorized disclosure, disclose to others or use, whether directly or indirectly, any Confidential Information regarding the Company or any of its subsidiaries or affiliates. "Confidential Information" shall mean information about the Company, USA or any of their respective subsidiaries or affiliates, and their clients and customers that is not disclosed by the Company or any of its subsidiaries or affiliates for financial reporting purposes and that was learned by Executive in the course of employment by the Company or any of its subsidiaries or affiliates, including (without limitation) any proprietary knowledge, trade secrets, data, formulae, information and client and customer lists and all papers, resumes, and records (including computer records) of the documents containing such Confidential Information. Executive acknowledges that such Confidential Information is specialized, unique in nature and of great value to the Company and its subsidiaries or affiliates, and that such information gives the Company and its subsidiaries or affiliates a competitive advantage. Executive agrees to deliver or return to the Company, at the Company's request at any time or upon termination or expiration of Executive's employment or as soon thereafter as possible, all documents, computer tapes and disks, records, lists, data, drawings, prints, notes and written information (and all copies thereof) furnished by the Company and its subsidiaries or affiliates or prepared by Executive in the course of Executive's employment by the Company and its subsidiaries or affiliates. As used in this

     Agreement, "subsidiaries" and "affiliates" shall mean any company controlled by, controlling or under common control with the Company or USA as the case may be.

3. CONSULTING SERVICES. During the two-year period commencing immediately upon the termination of Executive's employment for any reason (other than Executive's death) (the "Consulting Period"), Executive shall be available for consultation with the Company and its subsidiaries and affiliates concerning their general operations and the industries in which they engage in business. In addition, during the Consulting Period, Executive will aid, assist and consult with the Company and its subsidiaries and affiliates with respect to their dealings with clients and the enhancement of their recognition and reputation. During the Consulting Period, Executive shall devote such time and energies to the affairs of the Company and its subsidiaries and affiliates as may be reasonably required to carry out his duties hereunder without jeopardizing Executive's then full-time, non-Company business employment opportunities; provided, however, that Executive shall not be obligated to devote more than 50 hours per year to the performance of such duties. In consideration of Executive's consulting services, and in consideration of Executive's covenants contained in this Agreement, the Company shall pay to Executive $_______ during each full year of the Consulting Period, payable in equal monthly installments. The Company further agrees to reimburse Executive for all reasonable and necessary business expenses incurred by Executive in the performance of his consulting services in accordance with the Company's reimbursement policy, including, without limitation, the submission of supporting evidence as reasonably required by the Company.

4. NON-COMPETITION. During the Term, Executive shall not, without the prior written consent of the Company, directly or indirectly engage in or assist any activity which is the same as, similar to or competitive with the Company's Businesses (as defined below) (other than on behalf of the Company, USA or their respective subsidiaries or affiliates) including, without limitation, whether such engagement or assistance is an officer, director, proprietor, employee, partner, investor (other than as a holder of less than 5% of the outstanding capital stock of a publicly traded corporation), guarantor, consultant, advisor, agent, sales representative or other participant, anywhere in the world that the Company or any of its subsidiaries or affiliates has been engaged, including, without limitation, the United States, Canada, Mexico, England, Ireland, Scotland, Europe and Australia. The Company's Businesses are defined as (A) the principal businesses of the Company as of the date hereof, namely (i) the operation of Internet websites known as "city guides" which primarily provide local information and build and/or host infosites for small businesses in a searchable database format, (ii) the operation of Internet websites which primarily provide live event ticket sales, and (iii) the operation of Internet websites which primarily provide classified matchmaking personals and (B) the principal businesses of the Company at the time that the Executive ceases to be a Company employee. The determination of the principal businesses of the Company at the time the Executive ceases to be a Company employee will be made with reference to the definition of the principal businesses as of the date hereof in terms of the relative importance of the businesses to the Company at that time compared to its other activities.

5. NON-SOLICITATION/NON-HIRE OF EMPLOYEES. Executive recognizes that he will possess confidential information about other employees of the Company and its subsidiaries or affiliates relating to their education, experience, skills, abilities, compensation and benefits, and inter-personal relationships with suppliers to and customers of the Company and its subsidiaries or affiliates. Executive recognizes that the information he will possess about these other employees is not generally known, is of substantial value to the Company and its subsidiaries or affiliates in developing their respective businesses and in securing and retaining customers, and will be acquired by Executive because of Executive's business position with the Company. Executive agrees that, until the first anniversary of the date the Executive ceases to be an employee of the Company, Executive will not without the prior written consent of the Company, directly or indirectly, solicit or recruit any employee of the Company or any of its subsidiaries or affiliates for the purpose of being employed by Executive or by any business, individual, partnership, firm, corporation or other entity on whose behalf Executive is acting as an agent, representative or employee and that Executive will not hire any such employee of the Company. Further, Executive will not convey any such confidential information or trade secrets about other employees of the Company or any of its subsidiaries or affiliates to any other person except within the scope of Executive's duties hereunder.

6. REMEDIES FOR BREACH. Executive expressly agrees and understands that the remedy at law for any breach by Executive of this Agreement will be inadequate and that damages flowing from such breach are not usually susceptible to being measured in monetary terms. Accordingly, it is acknowledged that upon Executive's violation of any provision of this Agreement the Company shall be entitled to obtain from any court of competent jurisdiction immediate injunctive relief and obtain a temporary order restraining any threatened or further breach as well as an equitable accounting of all profits or benefits arising out of such violation. Nothing in this Agreement shall be deemed to limit the Company's remedies at law or in equity for any breach by Executive of any of the provisions of this Agreement which may be pursued by or available to the Company.

7. SURVIVAL OF PROVISIONS. The obligations contained in this Agreement shall, to the extent provided in this Agreement, survive the termination or expiration of Executive's employment with the Company and, as applicable, shall be fully enforceable thereafter in accordance with the terms of this Agreement. If it is determined by a court of competent jurisdiction in any state that any restriction in this Agreement is excessive in duration or scope or is unreasonable or unenforceable under the laws of that state, it is the intention of the parties that such restriction may be modified or amended by the court to render it enforceable to the maximum extent permitted by the law of that state. Further, in the event that a court of competent jurisdiction determines that any portion of this Agreement is in violation of any law or public policy, only the portions of this Agreement that violate such law or public policy shall be stricken. All portions of this Agreement that do not violate any statute or public policy shall continue in full force and effect. Any court order striking any portion of this Agreement shall modify the stricken terms as narrowly as possible to give as much effect as possible to the intentions of the parties under this Agreement.

8. TERMINATION OF PRIOR AGREEMENTS. This Agreement constitutes the entire agreement between the parties and terminates and supersedes any and all prior agreements and understandings (whether written or oral) between the parties with respect to the subject matter of this Agreement.

9. NOTICES. All notices and other communications under this Agreement shall be in writing and shall be given by first-class mail, certified or registered with return receipt requested or hand delivery acknowledged in writing by the recipient personally, and shall be deemed to have been duly given three days after mailing or immediately upon duly acknowledged hand delivery to the respective persons named below:

     If to the Company:                Ticketmaster Online-Citysearch, Inc.
                                       790 E. Colorado Blvd., Suite 200
                                       Pasadena, CA 91101
                                       Attention: General Counsel

                                       With a copy to

                                       USA Networks, Inc.
                                       152 West 57th Street
                                       New York, NY  10019
                                       Attention: General Counsel

     If to Executive:
                                       --------------

                                       --------------

     Either party may change such party's address for notices by notice duly given pursuant hereto.

10. GOVERNING LAW; JURISDICTION. This Agreement and the legal relations thus created between the parties hereto shall be governed by and construed under and in accordance with the internal laws of the State of New York without reference to the principles of conflicts of laws. Any and all disputes between the parties which may arise pursuant to this Agreement will be heard and determined before an appropriate federal court in New York City, or, if not maintainable therein, then in an appropriate New York state court. The parties acknowledge that such courts have jurisdiction to interpret and enforce the provisions of this Agreement, and the parties consent to, and waive any and all objections that they may have as to, personal jurisdiction and/or venue in such courts.

11. COUNTERPARTS; INCORPORATION BY REFERENCE. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

     IN WITNESS WHEREOF, the Company has caused this Agreement to be executed and delivered by its duly authorized officer and Executive has executed and delivered this Agreement on February 21, 2000.

                                       TICKETMASTER ONLINE-CITYSEARCH, INC.




                                       By:
                                          --------------------------------------
                                       Title:



                                       ---------------------------------------
                                       [Name]